      As filed with the Securities and Exchange Commission on June 29, 1999
                                                      Registration No. 333-69763
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        GEORGIA-CAROLINA BANCSHARES, INC.
                 (Name of small business issuer in its charter)
                            ------------------------

GEORGIA                               6022                        58-2326075
(State or other                 (Primary Standard                (IRS Employer
jurisdiction of             Industrial Classification           Identification
incorporation or                  Code Number)                      Number)
organization)              ------------------------

                             110 EAST HILL STREET
                            THOMSON, GEORGIA 30824
                                (706) 595-1600
                         (Address and telephone number
                        of principal executive offices)
                           ------------------------

                             PATRICK G. BLANCHARD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             110 EAST HILL STREET
                            THOMSON, GEORGIA 30824
                                (706) 595-1600
                      (Name, address and telephone number
                             of agent for service)
                           ------------------------

                             Copies Requested to:
                           ROBERT C. SCHWARTZ, ESQ.
                        SMITH, GAMBRELL & RUSSELL, LLP
                           SUITE 3100, PROMENADE II
                          1230 PEACHTREE STREET, N.E.
                         ATLANTA, GEORGIA  30309-3592
                                (404) 815-3500
                           ------------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

        The Registrant hereby withdraws from registration 444,371 shares out of the 740,741 shares of its $.001 par value Common Stock registered pursuant to this Registration Statement. On March 31, 1999, the Registrant completed its public offering. The 444,371 shares being withdrawn by this post-effective amendment represent all of the shares registered pursuant to this Registration Statement which were not sold in the Registrant's public offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Thomson, State of Georgia on the 9th day of June, 1999.

                                    GEORGIA-CAROLINA BANCSHARES, INC.



                                    By:    /s/ Patrick G. Blanchard
                                       -----------------------------------------
                                         Patrick G. Blanchard, President and
                                         Chief Executive Officer
                                         (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


            SIGNATURE                                 TITLE                                   DATE
            ---------                                 -----                                   ----
                   *                         Chairman of the Board                           June 9, 1999
---------------------------------------
Samuel A. Fowler, Jr.

/s/ Patrick G. Blanchard                     Director, President and Chief                   June 9, 1999
---------------------------------------      Executive Officer
Patrick G. Blanchard

/s/ Larry DeMeyers                                     Director                              June 17, 1999
---------------------------------------
Larry DeMeyers

                   *                                   Director                              June 9, 1999
---------------------------------------
Phillip G. Farr

/s/ Arthur J. Gay, Jr.                                 Director                              June 9, 1999
---------------------------------------
Arthur J. Gay, Jr.

/s/ Joseph D. Greene                                   Director                              June 9, 1999
---------------------------------------
Joseph D. Greene

/s/ J. Randal Hall                                     Director                              June 9, 1999
---------------------------------------
J. Randal Hall

/s/ Hugh L. Hamilton, Jr.                              Director                              June 9, 1999
---------------------------------------
Hugh L. Hamilton, Jr.

/s/ William G. Hatcher                                 Director                              June 9, 1999
---------------------------------------
William G. Hatcher

                   *                                   Director                              June 9, 1999
---------------------------------------
George O. Hughes

/s/ George H. Inman                                    Director                              June 9, 1999
---------------------------------------
George H. Inman

/s/ David W. Joesbury, Sr.                             Director                              June 9, 1999
---------------------------------------
David W. Joesbury, Sr.

/s/ John W. Lee                                        Director                              June 9, 1999
---------------------------------------
John W. Lee

/s/ James L. Lemley, M.D.                              Director                              June 9, 1999
---------------------------------------
James L. Lemley, M.D.

/s/ Julian W. Osbon                                    Director                              June 9, 1999
---------------------------------------
Julian W. Osbon

/s/ J. Harold Ward, Jr.                       Principal Financial and                        June 23, 1999
---------------------------------------       Accounting Officer
J. Harold Ward, Jr.

/s/ Robert N. Wilson, Jr.                              Director                              June 9, 1999
--------------------------------------
Robert N. Wilson, Jr.

/s/ Bennye M. Young                                    Director                              June 9, 1999
-------------------------------------
Bennye M. Young



*By:  /s/ Patrick G. Blanchard
      -----------------------------------------
      Patrick G. Blanchard, as Attorney-in-fact